                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                           U.S. DISTRIBUTION AGREEMENT


This U.S. Distribution Agreement (the "Agreement") is made as of December 21, 1999 by and between SuperGen, Inc., a Delaware corporation ("SuperGen"), with its principal offices at Two Annabel Lane, Suite 220, San Ramon, California 94583, and Abbott Laboratories, an Illinois corporation ("Abbott"), with its principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064.

RECITALS:

WHEREAS, SuperGen has received regulatory approval for its proprietary drug Nipent-Registered Trademark- (Pentostatin);

WHEREAS, SuperGen desires to collaborate with Abbott with respect to the distribution of such product in the continental United States, Hawaii and Alaska;

WHEREAS, Abbott desires to collaborate with SuperGen with respect to such product;

WHEREAS, the parties desire to enter into this Agreement for an interim period of time and expect to negotiate thereafter in good faith a longer term agreement expanding Abbott's role; and

WHEREAS, Abbott and SuperGen shall enter into two other agreements in support of their collaboration: (i) a Worldwide Sales, Distribution and Development Agreement pursuant to which SuperGen and Abbott will collaborate with respect to the clinical development, obtaining of regulatory approvals, distribution and marketing of Rubitecan products throughout the world (the "Worldwide Agreement"); and (ii) a Common Stock and Option Purchase Agreement pursuant to which Abbott shall purchase an equity interest in SuperGen's common stock (the "Stock Purchase Agreement"and together with the Worldwide Agreement, the "SuperGen-Abbott Agreements").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereto agree as follows:


ARTICLE 1:        DEFINITIONS

In addition to the other terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement (and any term defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise):

1.1 "Affiliate" means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party. A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of in excess of fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.2 "Confidential Information" shall mean any and all technical data, information, materials and other know-how including trade secrets presently owned by or developed by, or on behalf of either Party and/or its Affiliates during the term of this Agreement, which relate to the Product, its development, manufacture, regulatory filings, promotion, marketing, distribution, sale or use and any and all financial data and information relating to the business of either of the Parties and/or of their Affiliates, which a Party and/or its Affiliates discloses to the other Party and/or its Affiliates in writing and identifies as being confidential, or if disclosed orally, visually or through some other media, is identified as confidential at the time of disclosure and is summarized in writing within thirty (30) days of such disclosure and identified as confidential, except any portion thereof which:

                  (a) is known to the receiving Party and/or its Affiliates at the time of the disclosure, as evidenced by its written records;

                  (b) is disclosed to the receiving Party and/or its Affiliates by a Third Party having a right to make such disclosure;

                  (c) becomes patented, published or otherwise part of the public domain through no fault of the receiving Party and/or its Affiliates;

                  (d) is independently developed by or for the receiving Party and/or its Affiliates without use of Confidential Information disclosed hereunder as evidenced by its written records; or

                  (e) is required by law to be disclosed.

The obligations of the Parties relating to Confidential Information shall expire ten (10) years after the termination of this Agreement.

1.3 "Current Good Manufacturing Practices" or "CGMPs" shall mean all applicable standards relating to manufacturing practices for intermediates, bulk products or finished pharmaceutical products (i) promulgated by FDA in the form of laws or regulations or (ii) promulgated by FDA in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) which guidance documents are being implemented within the pharmaceutical manufacturing industry for such products.

1.4 "FDA" shall mean the U.S. Food and Drug Administration or any successor entity thereto.

1.5 "Net Sales" shall mean the total of the gross amount billed or invoiced to Third Parties for the sale of Product, less amounts actually repaid and/or credited to a Third Party by reason of rejection or return of defective and/or damaged Product or returned goods in the ordinary course of business and any Wholesaler Reversals.

1.6 "Party" shall mean Abbott Laboratories or SuperGen, Inc., and "Parties" shall mean Abbott Laboratories and SuperGen, Inc.

1.7 "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, any governmental authority, and any other entity or organization.

1.8 "Product" shall mean Nipent-Registered Trademark- (Pentostatin), known as 2'-deoxycoformycin, 2'DCF, co-vidarabine, DEOCF, NSC-218321.

1.9 "Territory" shall mean the continental United States of America, Hawaii and Alaska.

1.10 "Third Party" shall mean any Person that is not a Party or an Affiliate of a Party.

1.11 "Wholesaler Reversal" shall mean the positive difference between the amount invoiced by Abbott to a wholesaler for Product and the price stipulated in a contract between SuperGen and the ultimate end-user of Product at which the wholesaler resells such Product to such end-user.


ARTICLE 2: DISTRIBUTION

2.1      EXCLUSIVE DISTRIBUTOR.

         (a) As of March 1, 2000 (the "Effective Date"), SuperGen appoints Abbott, and Abbott accepts appointment, as the exclusive distributor of the Product currently approved for hairy cell leukemia in the Territory, with the sole and exclusive right to commercially distribute the Product to Third Parties within the Territory, including all activities ancillary thereto (including, without limitation, warehousing, order entry, shipping, billing and collection, but excluding any promotional, advertising, marketing and sales activities). Abbott may appoint sub-distributors in the Territory. Abbott's efforts to distribute the Product in the Territory shall be at least commensurate with those used to distribute its own pharmaceutical products of similar nature and comparable market potential.

         (b) Abbott shall keep SuperGen fully apprised with respect to its distribution activities hereunder and shall allow SuperGen to offer input regarding these activities. Subject to the terms of this Agreement, Abbott shall control all final decisions regarding such distribution activities.

2.2 DISTRIBUTION ACCESS FEE. In consideration for the grant by SuperGen of exclusive distribution rights with respect to Product in the Territory and SuperGen's past research and development efforts with respect to Product, Abbott shall pay SuperGen by wire transfer five million dollars ($5,000,000) within thirty (30) days of the execution date of this Agreement.

2.3 [ * ]

2.4 RESERVATION OF RIGHTS. Except as expressly provided in this Article 2 and elsewhere in this Agreement, no right, title, or interest is granted, whether express or implied, by SuperGen to Abbott, and nothing in this Agreement shall be deemed to restrict SuperGen's right to exploit technology, know-how, patents, or any other intellectual property rights relating to products other than the Product. SuperGen reserves the right to appoint other authorized distributors or resellers outside the Territory without restriction. Abbott shall have no right to directly solicit sales, promote, advertise, market or sell Product inside or outside the Territory.


ARTICLE 3: MANUFACTURE, SUPPLY AND DEVELOPMENT

3.1 MANUFACTURE AND SUPPLY. Subject to the terms of this Agreement, in the Territory Abbott shall accept delivery exclusively from SuperGen or from its designated Third Party manufacturers, and SuperGen or its designated Third Party manufacturers shall supply exclusively to Abbott, Product for distribution in the Territory. SuperGen shall be responsible for the manufacture, packaging, sterilization, labeling and pricing of Product as well as marketing activities. Any Third Parties performing manufacturing activities on behalf of SuperGen shall be subject to reasonable compliance and quality assurance provisions of this Agreement.

3.2 PRODUCT REGISTRATION. SuperGen shall obtain and maintain regulatory approval of Product required by government regulatory agencies in the Territory to market and sell the Product. Upon reasonable request, SuperGen shall provide Abbott with access to its regulatory filings.

3.3 QUALITY ASSURANCE. SuperGen shall be responsible for all quality control and quality assurance matters related to the manufacture of Product.

3.4 PRODUCT DEVELOPMENT. SuperGen shall be responsible for research and development required for improvements in the Product, provided, however, SuperGen shall have no obligation to research and develop improvements in the Product.

3.5 EXCUSED PERFORMANCE. The Parties acknowledge and understand that the marketing of the Product, as with any pharmaceutical product, is subject to certain inherent risks including that (a) the Product will be ineffective or toxic; (b) the Product will not achieve broad market acceptance; (c) Third Parties will hold proprietary rights that will preclude the marketing and sale of the Product; or (d) Third Parties will market equivalent or superior products. Neither Party makes any representation or warranty that the Product will be commercially successful. The respective obligations of the Parties under this Agreement are expressly conditioned upon the safety, efficacy and commercial feasibility of the Product, and a Party's obligation hereunder shall be delayed or suspended for so long as any condition or event exists which reasonably causes a Party to question the safety, efficacy or commercial feasibility of the Product.

ARTICLE 4: COMPLIANCE

4. COMPLIANCE MATTERS

4.1 The Parties acknowledge that SuperGen shall be solely responsible for complying with FDA requirements with respect to the manufacture, marketing, promotion, advertising and sale of Product, and Abbott shall be solely responsible for complying with FDA requirements with respect to the distribution, storage, warehousing and delivery of Product.

4.2 SuperGen warrants and represents to Abbott that it has all required FDA approvals for the Product for hairy cell Leukemia indication, and shall maintain, or have its supplier maintain, at all times during the term of this Agreement an FDA registered manufacturing plant in which it will manufacture Product for Abbott in compliance with CGMPs and all applicable regulations of the FDA.

4.3 SuperGen shall comply with all applicable state and federal laws and regulations regarding the manufacture and delivery of Product for use in the Territory, including but not limited to the Federal Food, Drug, and Cosmetic Act.

4.4 SuperGen shall promptly advise Abbott of the findings of FDA inspections and shall take all reasonable steps necessary to correct deficiencies, if any, found by the FDA relating to production of the Product. SuperGen shall advise Abbott of any FDA compliance issues, including but not limited to the receipt of FDA form 483, or any quality assurance problems with SuperGen's production facilities used in the manufacture of Product. SuperGen shall have sole authority to interact with FDA.


ARTICLE 5: FORECASTS, DELIVERIES AND ACCEPTANCE

5.1 FORECASTS. At least thirty (30) days prior to the end of each calendar quarter during the term of this Agreement, SuperGen shall provide to Abbott SuperGen's estimate of the timing and quantity of shipments of Product to be made to Abbott during the next calendar quarter. Abbott acknowledges that forecasted shipment dates and quantities are estimates only and not binding on SuperGen.

5.2 ACCEPTANCE. SuperGen shall have Product tested before delivery to Abbott and shall provide Abbott with certificates of analysis for each shipment setting forth the items tested and the test results. SuperGen shall send such certificates to Abbott with each shipment of Product.

5.3 RETURN OF DEFECTIVE PRODUCT. Abbott shall notify SuperGen in writing of any defect or shortage in the quantity of any shipment of Product no later than ten
(10) business days following receipt of the Product. In the event of any such defect or shortage, SuperGen shall, at SuperGen's choice, replace the defective Product or make up the shortage if replacement stock is available in the next shipment of Product, but in any case no later than twenty (20) days or, if no such replacement stock is available, as soon as reasonably practical after receiving such notice, at no additional cost to

Abbott. The remedy provided herein shall be deemed to be the exclusive remedy for any defect or shortage in shipment.


ARTICLE 6: INVENTORY AND DISTRIBUTION PAYMENTS

6.1 INVENTORY. SuperGen shall supply Product inventory to Abbott on a consignment basis. At no time during the performance of the activities contemplated by this Agreement shall title to Product pass from SuperGen to Abbott. Upon the receipt by Abbott of orders for Product, Abbott shall ship and invoice Product at the wholesale acquisition cost for Product established by SuperGen and reported to Abbott. SuperGen shall provide written notice to Abbott of changes to the wholesale acquisition cost for Product at least sixty (60) days prior to any such changes going into effect. In addition, SuperGen shall provide written notice to Abbott of any agreement it may have with a Third Party pursuant to which Product is to be sold to such Third Party at a price other than the wholesale acquisition price at least forty-five (45) days prior to such agreement going into effect. Any such notice shall include pricing and special payment terms, term of pricing and a list of facilities entitled to such pricing. In the event SuperGen does not notify Abbott as set forth above of any such applicable price, Abbott shall invoice Product in accordance with the wholesale acquisition cost in effect and SuperGen shall be responsible for payment of any refund due, or collection of any additional amount from, the Third Party purchaser.

SuperGen shall provide written notice to Abbott of any agreement it has entered into with a Third Party that provides for a discount in excess of one percent (1%) for payments made within fifteen (15) days of invoice for end-user customers and/or two percent (2%) for payments made within thirty (30) days of invoice for drug wholesalers. SuperGen shall reimburse Abbott for any discounts set forth in such notice.

6.2 PAYMENT TO SUPERGEN. Except as provided below, Abbott shall pay to SuperGen [ * ] for Product distributed in accordance with this Agreement (the "SuperGen Percentage"). In the event that the Parties [ * ], the SuperGen Percentage shall be calculated as set forth above for [ * ]. Within forty-five (45) days of the end of each calendar quarter during the term of this Agreement, Abbott shall pay SuperGen by wire transfer the SuperGen Percentage for Product distributed by Abbott in such quarter. Abbott shall deliver sales reports to SuperGen within thirty (30) days of the end of each month during the term of this Agreement. SuperGen shall approve in advance the sales and collections reporting forms to be used by Abbott.

6.3 AUDIT OF ABBOTT. Abbott shall keep and maintain books and records reasonably required to determine accurately Net Sales and amounts payable to SuperGen hereunder. Such books and records shall be open to inspection and audit by SuperGen once per calendar year during normal business hours and upon at least two (2) weeks prior notice. SuperGen shall have the right to audit the books and records kept pursuant to this Agreement to determine whether there was any mistake or impropriety in determining amounts payable to SuperGen by Abbott. A copy of any audit report developed hereunder shall be given to Abbott. Abbott's books and records and any audit report shall be considered Abbott Confidential Information by SuperGen.

ARTICLE 7: MARKETING AND DISTRIBUTION

7.1 PROMOTION, MARKETING AND SALES. All Product promotion, advertising, marketing and sales shall be the sole responsibility of SuperGen.

7.2 DISTRIBUTION. Products shall be delivered to Abbott designated distribution centers for subsequent delivery to SuperGen customers for Product. Abbott shall designate carriers to be used. SuperGen shall give Abbott at least thirty (30) days prior notice of any shipment of Product to be made to Abbott for distribution under the terms of this Agreement. Upon the receipt by Abbott of orders for Product, Abbott shall ship and invoice Product at the wholesale acquisition cost for Product established by SuperGen and reported to Abbott. In addition, Abbott agrees to send SuperGen monthly sales reports within thirty
(30) days of the end of each month, showing at a minimum: units and dollar value of Product sold, by customer name and city / state. The report formats will be mutually agreed upon by the Parties prior to March 1, 2000.

7.3 COMPLAINT HANDLING AND CUSTOMER SERVICE. Any and all product complaints of which Abbott becomes aware relating to the Product during the terms of the Agreement shall promptly be forwarded to SuperGen. Notification shall be given by telephone, with a facsimile confirmation immediately following.

7.4 ADVERSE EVENTS. For purposes of this Agreement, "Adverse Event" shall mean any adverse event associated with the use of the Product in humans, whether or not considered drug-related. The definition includes an Adverse Event occurring in the course of the use of the Product in professional practice, studies, investigations or tests. The definition also includes an adverse event occurring from Product overdose (whether accidental or intentional), from Product abuse or from Product withdrawal, as well as any toxicity, sensitivity, failure of pharmacological action or laboratory abnormality, which is or is thought by the reporter to be serious or associated with relevant clinical signs or symptoms. Abbott shall notify SuperGen as soon as possible following its receipt of information of a possible Adverse Event. Notification shall be given by telephone, with a facsimile confirmation immediately following. Abbott shall provide SuperGen all the information Abbott has available concerning the Adverse Event and shall co-operate fully in any investigation conducted or directed by SuperGen.

7.5 RECALLS. In the event SuperGen shall be required (or shall voluntarily decide) to initiate a recall, withdrawal or field correction of, or field alert report with respect to, Product manufactured by SuperGen and distributed by Abbott pursuant to this Agreement, whether or not such recall, withdrawal, field correction or field report has been requested or ordered by FDA, SuperGen shall notify Abbott, and Abbott shall fully co-operate with SuperGen to implement the same. SuperGen shall make all contacts with the FDA and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction or field alert report, and SuperGen shall make all statements to the media, including press releases and interviews for publication or broadcast. Abbott agrees to make no statement to the media, unless otherwise required by law, and in any such event, Abbott shall cooperate with SuperGen on the content of any such statement. SuperGen shall indemnify Abbott against all reasonable and necessary costs and expenses which Abbott may incur as a result of any recall for which SuperGen is responsible. Abbott shall indemnify SuperGen against all reasonable and necessary costs and expenses which SuperGen may incur as a result of any recall for which Abbott is responsible.


ARTICLE 8: TERM AND TERMINATION

8.1 TERM AND TERMINATION. Abbott's distribution obligations under this Agreement shall commence on the Effective Date and the initial term shall expire on [ * ], unless this Agreement is terminated earlier pursuant to this Article 8. Upon expiration of the initial term, the Agreement shall continue automatically until [ * ] (the "Second Term"), unless [ * ]. Upon expiration of the Second Term, the Agreement shall continue automatically from year to year unless terminated by either Party by giving written notice to the other Party [ * ] prior to expiration of the Second Term or any succeeding one year extension.

8.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement upon sixty
(60) days written notice of the other Party's breach of a material term or condition of this Agreement, provided that such termination shall not take effect if the other Party remedies such breach, to the terminating Party's reasonable satisfaction, within such sixty (60) day notice period.

8.3 TERMINATION FOR INSOLVENCY. Either Party may terminate this Agreement by giving the other at least sixty (60) days prior written notice upon the bankruptcy or insolvency of the other Party or upon the breach of any material provision of this Agreement by the other Party, if the breach is not cured within sixty (60) days after written notice thereof to the Party in default.

8.4      EFFECT OF TERMINATION

                  (a) Accrued Obligations. Except as otherwise provided, expiration or termination of this Agreement for any reason shall not release any party hereto from liability accrued under this Agreement prior to such expiration or termination, nor preclude either party hereto from pursuing any rights or remedies accrued prior to such expiration or termination or accrued at law or in equity with respect to any breach of this Agreement.

                  (b) Inventory. Within thirty (30) days after the expiration or termination of this Agreement, Abbott shall use its reasonable efforts to provide SuperGen with a complete inventory of Product in Abbott's possession or control. Within thirty (30) days after the expiration or termination of this Agreement, SuperGen may inspect Abbott's Product inventory and audit Abbott's records with respect to Product inventory during normal business hours and upon at least two (2) weeks prior notice. Abbott's records with respect to Product inventory shall be considered Abbott Confidential Information by SuperGen.

                  (c) Return of Materials. All trademarks, trade names, patents, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind related to the Product or provided by SuperGen shall remain the property of SuperGen. Within thirty (30) days after the effective date of termination of this Agreement, Abbott shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to SuperGen, as SuperGen may direct, at SuperGen's expense. Abbott shall not make or retain any copies of any confidential items or information which may have been entrusted to it; however, Abbott may retain one copy of each such item or information received by it hereunder and notes regarding the same, provided that said copy shall be retained and used solely for compliance purposes and shall be held in Abbott's confidential file. Effective upon the termination of this Agreement, Abbott shall cease to use all trademarks and trade names of SuperGen related to Product in the Territory. During the term of this Agreement and after any termination or expiration of this Agreement, SuperGen shall have the right to continue to use and disclose for any purpose customer lists, customer data and other customer information and any and all clinical trial results and other data relating to the Product and provided by Abbott to SuperGen during the term of this Agreement.

                  (d) Products. Upon termination of this Agreement, all of Abbott's inventory of Product on the effective date of such termination shall be shipped to SuperGen at SuperGen's sole cost and expense.

                  (e) Limitation on Liability. Except as otherwise provided, neither party shall be liable for any special, incidental, indirect or consequential damages arising out of or relating to this Agreement; provided however, this limitation shall not apply to losses arising from Third Party claims for which a party is indemnified under the terms of this agreement.

                   (f) Transition. Upon termination of this Agreement, Abbott and SuperGen shall diligently cooperate to effect a smooth and orderly transition in the distribution of the Product in the Territory. From the time that a notice of termination is received by either party until the effective termination date, Abbott shall refer all Product inquiries to SuperGen and shall cooperate fully with any newly-appointed distributors.

                  (h) No Renewal, Extension or Waiver. Acceptance of any order from, or sale of, any Product to Abbott after the date of termination of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination by SuperGen.

8.5 SURVIVAL. The provisions of Sections 6.2, 7.3, 7.4, 7.5 and 8.4, and Articles 9, 10, and 11 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.


ARTICLE 9: GUARANTEES, WARRANTIES AND INDEMNIFICATION

9.1 SUPERGEN GUARANTEES. SuperGen guarantees to Abbott that Product delivered to Abbott pursuant to this Agreement shall at the time of delivery not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, as amended, or within the meaning of any applicable state law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Federal Food, Drug, and Cosmetic Act, as such act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Section 505 of such Act be introduced into interstate commerce.

9.2 SUPERGEN WARRANTIES.

                  (a) SuperGen warrants that it has full power and authority to enter into this Agreement and grant to Abbott the exclusive distributorship granted hereunder. SuperGen further warrants that it has made no commitments inconsistent with this Agreement.

                  (b) Any warranty for the Product shall run directly from SuperGen to customers, notwithstanding the fact that customers may return Product to Abbott and not to SuperGen. Abbott shall not make any warranty or representation to any customer which is more protective of such customer than the warranties and/or representations provided by SuperGen. For purposes of clarification, the sole remedy of customers in the case of defective Product shall be that SuperGen shall replace such returned defective Product.

                   (c) End User Warranty and Representations. Abbott shall pass on to customers SuperGen's standard limited warranties and disclaimers. Abbott further agrees not to represent the Product in a manner that is inconsistent with the Product label claims or Product literature or to otherwise misrepresent the Product.

9.3 ABBOTT INDEMNIFICATION. Abbott shall indemnify, defend and hold SuperGen and its Affiliates and their officers, directors, employees, and representatives harmless from and against any and all third party claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney's fees) arising out of, related to or in connection with: (a) the breach of Abbott's warranties, representations or covenants set forth in this Agreement; (b) any acts or omissions of Abbott or its employees and agents in the distribution of Product or otherwise relating to the performance of this Agreement, (c) any claim alleging noncompliance by Abbott with the Food, Drug and Cosmetic Act and the regulations promulgated thereunder; and/or (d) any wrongful or negligent acts or omissions on the part of Abbott's employees, agents or representatives, except to the extent caused by any wrongful or negligent acts or omissions on the part of SuperGen's employees, agents or representatives.

9.4 SUPERGEN INDEMNIFICATION. SuperGen shall indemnify, defend and hold Abbott and its Affiliates and their officers, directors, employees, and representatives harmless from and against any and all third party claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney's fees) arising out of, related to or in connection with: (a) the manufacture and shipment of Product to Abbott or the use of Product including product liability claims, product recalls and government regulatory actions; (b) the breach of SuperGen's warranties, representations or covenants set forth in this Agreement; (c) the termination by SuperGen of any distributor of Product in the Territory (other than Abbott and any sub-distributor appointed by Abbott hereunder); and/or (d) the wrongful or negligent acts or omissions on the part of SuperGen's employees, agents or representatives except to the extent caused by wrongful or negligent acts or omissions on the part of Abbott's employees, agents or representatives.

9.5 CONDITIONS OF INDEMNIFICATION. If either Party seeks indemnification from the other hereunder, it shall promptly give notice to the other Party of any such claim or suit threatened, made or filed against it which forms the basis for such claim of indemnification and shall cooperate fully with the other Party in the investigation and defense of all such claims or suits. The indemnifying Party shall have the option to assume the other Party's defense in any such claim or suit with counsel reasonably satisfactory to the other Party. No settlement or compromise shall be binding on a Party hereto without its prior written consent.


ARTICLE 10: CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

10.1 CONFIDENTIALITY. The Parties acknowledge and agree that during the term of this Agreement, each of them and their Affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this Article 10. Each Party shall use the Confidential Information of the other Party only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. The Parties shall ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of ten (10) years after termination or expiration of this Agreement for all Confidential Information excluding trade secrets. Trade secrets shall be kept confidential by the Receiving Party (as defined in Section 10.2 hereof) according to the terms set forth in Section 10.2.

10.2 HANDLING OF TRADE SECRETS. During the course of its performance hereunder, a Party (the "Disclosing Party") may desire or be requested to disclose Confidential Information to the other Party (the "Receiving Party"), which the Disclosing Party considers a trade secret. In such event, the Disclosing Party first shall inform the Receiving Party, on a non-confidential basis, the general nature of the trade secret information. The Receiving Party shall have ten (10) days to decide whether it wishes to have such trade secrets disclosed to it and to inform the Disclosing Party in writing that it wishes to receive such a disclosure. Any trade secrets so disclosed between the Parties shall be marked "Trade Secret," and the Receiving Party shall not disclose or use such trade secret for the Term and thereafter except as expressly permitted under this Agreement. In the event the Disclosing Party discloses the trade secrets to the Receiving Party without written approval of the Receiving Party and/or without appropriately marking such information as "Trade Secret" that trade secret shall be handled as Confidential Information under Section 10.1.

10.3 PUBLIC ANNOUNCEMENTS. Neither Party shall make any public announcement concerning this Agreement, nor make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document without the written consent of the other Party, which consent shall not be withheld unreasonably except: (i) as may be required by law or judicial order, without the consent of the other Party; or (ii) either Party may include in a subsequent public statement or document, information regarding the SuperGen-Abbott Agreements which has already been approved by the other Party.

ARTICLE 11:       MISCELLANEOUS

11.1 INSURANCE. Beginning on the Effective Date and until the date which is one day prior to the date of initial Launch (as defined in the Worldwide Agreement), SuperGen shall maintain product liability insurance with an A.M. Best Company rating of at least A+ with a minimum annual amount of: (a) Five Million Dollars ($5,000,000) per occurrence; and (b) Ten Million Dollars ($10,000,000) in the aggregate. Beginning on the date of initial Launch and for a period of five (5) years after termination of this Agreement, SuperGen shall maintain product liability insurance with an A.M. Best Company rating of at least A+, with minimum annual amounts per occurrence and in the aggregate which are adequate to Abbott's reasonable satisfaction. Upon Abbott's request, SuperGen shall deliver to Abbott a certificate of insurance evidencing such insurance and stating that the policy will not be canceled or modified without at least thirty (30) days prior written notice to Abbott. Abbott shall be named as an additional insured party under any such insurance policies.

11.2 APPLICABLE LAW. This Agreement shall be construed, interpreted and governed by the laws of the State of Illinois, except for choice of law rules.

11.3 ALTERNATIVE DISPUTE RESOLUTION. The Parties agree that any dispute that arises in connection with this Agreement shall first be presented to the respective presidents of SuperGen and the Abbott Laboratories Hospital Products Division, or their designees, for resolution. If no resolution is reached, then such dispute shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in Exhibit 11.3.

11.4 INDEPENDENT CONTRACTORS. The relationship of SuperGen to Abbott established by this Agreement is that of an independent contractor. Nothing contained in this Agreement shall be construed to constitute SuperGen as a partner, agent or joint venturer with Abbott or as a participant in a joint or common undertaking with Abbott.

11.5 NOTICES. All notices hereunder shall be delivered personally, or by registered or certified mail (postage prepaid), or by facsimile with a confirmation copy sent by registered or certified mail (postage prepaid), to the following addresses of the respective Parties:

                Abbott Laboratories
                100 Abbott Park Road
                Abbott Park, Illinois  60064-3500

                Attention:        General Counsel

                With copy to:  Senior Vice President, Hospital Products Division

                SuperGen, Inc.
                Two Annabel Lane, Suite 220
                San Ramon, California  94583

                Attention:        Dr. Joe Rubinfeld
                                  Chief Executive Officer and President

                With copy to:  Wilson, Sonsini, Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050

                Attention:        John Roos, Esq.

Notices shall be effective upon receipt if personally delivered or delivered by facsimile, or on the third business day following the date of mailing. A Party may change its address listed above by notice to the other Party.

11.6 ASSIGNMENT. The Parties shall not assign this Agreement or any part thereof without the prior written consent of the other Party; provided, however, a Party may assign this Agreement without consent of the other in connection with the transfer or sale of its entire business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party then has hereunder.

11.7 ENTIRE AGREEMENT. This terms and conditions contained herein and in the other SuperGen-Abbott Agreements constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and shall supersede all previous communications and/or agreements between the Parties with respect to the subject matter hereof and thereof, respectively. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.

11.8 SEVERABILITY. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

11.9 WAIVER - MODIFICATION OF AGREEMENT. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by a Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.




                            [SIGNATURE PAGE FOLLOWS]

         The Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

ABBOTT LABORATORIES                            SUPERGEN, INC.



By:   /s/ Richard A. Gonzalez                  By:  /s/ Joseph Rubinfeld
   --------------------------------              -------------------------------
Title: President, HPD                          Title: President & Chief
       --------------                                 Executive Officer
                                                      -----------------

                                 SUPERGEN, INC.

                                       AND

                               ABBOTT LABORATORIES

                           U.S. Distribution Agreement

                                  EXHIBIT 11.3

                         ALTERNATIVE DISPUTE RESOLUTION

         The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight
(28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

         If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight
(28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

         1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

         2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

                  (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a CURRICULUM VITAE for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

                  (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

                  (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

                  (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

         3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

         4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

                  (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

                  (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

                  (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

                  (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

                           Except as expressly set forth in subparagraphs 4(a) -
4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

         5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

                  (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

                  (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

                  (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

                  (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

                  (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

         6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

         8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

                  (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

                  (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

         9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

         10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.